 AGREEMENT AND PLAN OF MERGER

By and Among

Shorai, Inc.,

Neah Power Systems, Inc.,

Neah Merger Corp.,

Neah Merger Corp. II

and the

Shorai Shareholders

DECEMBER __, 2014

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i

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TABLE OF CONTENTS (continued) Page

10.12      Disclosure in Schedules .............................................................................................................................. 39

EXHIBITS AND SCHEDULES

Exhibit A - Form of Voting Agreement

Exhibit B - Form of Employment Agreement

Exhibit C – Copy of Certificate of Designation for Parent’s Series D Preferred Stock

Schedule A - Shorai Shareholders

Schedule B-1 - Certificate of Merger

Schedule B-2 - Certificate of Merger

Schedule C – Company Disclosure Schedule

Schedule D – Parent and Merger Subs Disclosure Schedule

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of December ___, 2014, by and among Shorai, Inc,, a Nevada corporation (the “Company”), Neah Power Systems, Inc., a Nevada corporation (“Parent”), Neah Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”), Neah Merger Corp. II, a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and the stockholders of the Company listed on Schedule A hereto (the “Shorai Shareholders”).

W I T N E S S E T H

WHEREAS, the Boards of Directors of the Company, Parent, Merger Sub I and Merger Sub II have determined that it is in the best interests of such corporations and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub I with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Parent (the “First Merger”), and, as part of the same overall transaction, the surviving entity of the First Merger would merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, it is intended that the Mergers are integrated steps in the transaction contemplated by this Agreement and will together qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended.

WHEREAS, Parent, as the sole stockholder of each of Merger Sub I and Merger Sub II, has approved this Agreement, the Mergers and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Nevada Revised Statutes and the bylaws of Merger Sub I and Merger Sub II;

WHEREAS the Shorai Shareholders have agreed, at the Effective Time (as hereinafter defined), to sell, transfer and convert all of their outstanding ownership shares of the Company owned by them to the Merger Sub I in exchange for the “Merger Consideration”, defined below, at the Effective Time;

WHEREAS concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Subs to enter into this Agreement, each of the Shorai Shareholders shall execute and deliver Voting Agreements, in the form attached as Exhibit A (each, a “Voting Agreement”) to Parent and Merger Subs; and

WHEREAS concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Subs to enter into this Agreement, David Radford shall enter into an Employment Agreement in the form attached hereto as Exhibit B (the “Employment Agreement”), to be effective as of the Effective Time.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

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DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“2012 and 2013 Unaudited Financial Statements” shall have the meaning as set forth in Section 3.8.

“Affiliate” has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

“Board of Directors” shall mean the board of directors of the entity specified.

“Certificate of Merger” shall mean the certificate of merger in substantially the form attached hereto as Schedule B.

“Closing” shall have the meaning as set forth in Section 2.1(c).

“Closing Cash Payment” shall have the meaning as set forth in Section 2.5(a).

“Closing Date” shall have the meaning as set forth in Section 2.1(c).

“Company Common Stock” means the common stock of the Company.

“Company Employee Plans” shall have the meaning ascribed thereto in Section 3.19(a).

“Company Financial Statements” shall have the meaning as set forth in Section 3.8.

“Company Indemnifying Parties” shall have the meaning as set forth in Section 9.2(b).

“Company Indemnified Parties” shall have the meaning as set forth in Section 9.2(b).

“Company Indemnitees” shall have the meaning as set forth in Section 6.12.

“Company Intellectual Property Rights” shall have the meaning as set forth in Section 3.14(a).

“Company Latest Balance Sheet” shall have the meaning as set forth in Section 3.10.

“Company Licensed Intellectual Property” shall have the meaning as set forth in Section 3.14(b).

“Compensatory Plan” shall mean (i) any employment, consulting, noncompetition, nondisclosure, nonsolicitation, severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention,

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change in control and similar plan, program, arrangement, agreement, policy or commitment, (ii) any compensatory equity interest, stock option, restricted stock, deferred stock, performance stock, stock appreciation, stock unit or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (iii) any savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, other welfare fringe benefit and other employee compensation plan, program, arrangement, agreement, policy or commitment.

“Continuing Employee” shall have the meaning as set forth in Section 6.10(a).

“Effective Date” shall have the meaning ascribed thereto in Section 2.1(c).

“Effective Time” shall have the meaning ascribed thereto in Section 2.1(c).

“End Date” shall have the meaning ascribed thereto in Section 8.1(d).

“ERISA” shall have the meaning ascribed thereto in Section 3.19(a).

“Erisa Affiliate” shall have the meaning ascribed thereto in Section 3.19(a).

“Evaluation Material” shall have the meaning ascribed thereto in Section 6.3(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Indemnification Termination Date” shall have the meaning as set forth in Section 9.1.

“Indemnified Parties” shall have the meaning as set forth in Section 9.2(b).

“Indemnified Parties Certificate” shall have the meaning as set forth in Section 9.4(a).

“Indemnifying Parties” shall have the meaning as set forth in Section 9.2(b).

“Independent Accounting Firm” shall have the meaning ascribed thereto in Section 2.5(c).

“Interim Unaudited Financial Statements” shall have the meaning as set forth in Section 3.8.

“Knowledge.” A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management personnel of such Person has knowledge of such fact or other matter.

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“Losses” shall have the meaning as set forth in Section 9.2(b).

“Material Adverse Effect” shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

“Material Tangible Assets” shall have the meaning ascribed thereto in Section 3.13(a).

“Mergers” shall have the meaning ascribed thereto in the preambles of this Agreement.

“Merger Consideration” means (i) the Closing Cash Payment and, (ii) the shares of Series D Preferred Stock, deliverable in connection with and by virtue of the First Merger to the Shorai Shareholders in accordance with Section 2.5.

“Milestone” shall have the meaning ascribed thereto in Section 2.5(b).

“Milestone Calculation Memorandum” shall have the meaning ascribed thereto in Section 2.5(c).

“Milestone Certification” shall have the meaning ascribed thereto in Section 2.5(c).

“Milestone Determination” shall have the meaning ascribed thereto in Section 2.5(c).

“Nevada Revised Statutes” or “NRS” shall mean the Nevada Revised Statutes, as amended.

“Notice of Dispute” shall have the meaning ascribed thereto in Section 2.5(c).

“Parent Common Stock” shall mean the common stock, par value $0.001 per share, of Parent.

“Parent Financial Statements” shall have the meaning ascribed thereto in Section 4.5(c).

“Parent Form SB-2” shall have the meaning ascribed thereto in Section 4.5(a).

“Parent Indemnified Parties” shall have the meaning as set forth in Section 9.2(b).

“Parent Indemnifying Parties” shall have the meaning as set forth in Section 9.2(b).

“Parent Insiders” shall have the meaning ascribed thereto in Section 4.10.

“Parent Intellectual Property Rights” shall have the meaning as set forth in Section 4.14(a).

“Parent Latest Balance Sheet” shall have the meaning ascribed thereto in Section 4.15.

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“Parent Licensed Intellectual Property” shall have the meaning as set forth in Section 4.14(b).

“Parent Previous Filings” shall have the meaning ascribed thereto in Section 4.5(a).

“Parent SEC Filings” shall have the meaning ascribed thereto in Section 4.5(a).

“Pension Plan” shall have the meaning ascribed thereto in Section 3.19(b).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

“Real Property” shall have the meaning ascribed thereto in Section 3.13(b).

“Related Agreements” means all other agreements, instruments and certificates entered into by the Company in connection with the transactions contemplated by this Agreement.

“Representatives” shall have the meaning ascribed thereto in Section 6.3(a).

“Requisite Company Stockholder Vote” shall have the meaning ascribed thereto in Section 3.2.

“Returns” shall have the meaning ascribed thereto in Section 3.12(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Series D Preferred Stock” shall have the meaning ascribed thereto in Section 2.5, and the rights, privileges and attributes described in the Certificate of Designation of the Series D Preferred Stock, a copy of which is attached as Exhibit C.

“Shareholder Representative” shall have the meaning ascribed thereto in Section 2.5(c).

“Shares” shall have the meaning ascribed thereto in Section 6.8(a).

“Stockholder Questionnaire” shall have the meaning ascribed thereto in Section 6.6.

“Surviving Corporation” shall have the meaning ascribed thereto in Article II.

“Tax” or “Taxes” (and, with correlative meaning, “Taxable” and “Taxing”) shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise,

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severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Third Party Claim Notice” shall have the meaning ascribed thereto in Section 9.5(a).

THE MERGERS

Subject to the satisfaction or waiver of the conditions set forth in Article VII, at the Effective Time (i) Merger Sub I will merge with and into the Company and (ii) the Company shall remain as the surviving corporation in the First Merger as a wholly-owned subsidiary of Parent. The surviving corporation after the First Merger is sometimes referred to hereinafter as the “First-Step Surviving Corporation.” At the Second Effective Time, Parent shall cause the First-Step Surviving Corporation to merger with and into Merger Sub II and Merger Sub II shall be the surviving entity. The term “Surviving Corporation” as used herein shall mean the Company as a wholly-owned subsidiary of Parent after giving effect to the Second Merger.

The First Merger and Second Merger will be effected pursuant to the Certificate of Merger in the form attached hereto as Exhibit B-1 and the certificate of merger in the form attached hereto as Exhibit B-2, respectively, each in accordance with the provisions of, and with the effect provided in, Chapter 92A of the NRS.

2.1 Effects of Mergers.

(a) From and after the Effective Time and until further amended in accordance with law, (i) the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the First-Step Surviving Corporation, and (ii) the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the First-Step Surviving Corporation. From and after the Second Effective Time and until further amended in accordance with law, (i) the articles of incorporation of the First-Step Surviving Corporation as in effect immediately prior to the Second Effective Time shall be the articles of incorporation of the Surviving Corporation, and (ii) the bylaws of the First-Step Surviving Corporation as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

(b) Parent, the Company, Merger Sub I and Merger Sub II, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Mergers in accordance with the NRS at the Effective Time and Second Effective Time, as applicable. If at any time after the Effective Time or Second Effective Time, as applicable, any

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further action is necessary or desirable to carry out the purposes of this Agreement and to vest the First-Step Surviving Corporation or Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the Company, Merger Sub I or Merger Sub II, the officers of the First-Step Surviving Corporation and Surviving Corporation are fully authorized in the name of Parent, the Company, Merger Sub I and Merger Sub II or otherwise to take, and shall take, all such lawful and necessary action.

(c) Subject to the provisions of Article VII and Article VIII hereof, the closing (the “Closing”) of the First Merger shall take place on or before February 28, 2015 (the “Closing Date”), at the offices of the Parent located at 22118 20th Avenue, SE, Suite 142, Bothell, Washington 98021 or such other time and place as the Company and Parent mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII, but in no event later than three (3) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed upon by the parties hereto. On the Closing Date, or as soon thereafter as practicable, to effect the First Merger, the parties hereto will cause the Certificate of Merger to be filed with the Secretary of State of the State of Nevada in accordance with the NRS. The First Merger shall be effective when the filing of the Certificate of Merger is accepted by the Secretary of State of the State of Nevada (the “Effective Time”). As used herein, the term “Effective Date” shall mean the date on which the Effective Time occurs.

(d) Promptly after the Effective Time, but in all cases within three (3) business days thereafter, Parent shall cause the Second Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit B-2 with the Secretary of State of the State of Nevada in accordance with the NRS. The Second Merger shall be effective when the filing of such certificate of merger is accepted by the Secretary of State of the State of Nevada (the “Second Effective Time”).

(e) For all purposes under this Agreement, the effective legal date of this Agreement shall be fixed as January 6, 2014, the date the Company shall announce the signing and delivery of this Agreement between the parties, provided, however, that this Agreement shall constitute a binding and valid obligation of each of the parties hereto as of the date it is executed by each of the parties hereto.

2.2 Effect on Company Common Stock and Merger Sub Capital Stock. To effectuate the Mergers, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a) Capital Stock of Merger Sub. At the Effective Time, each share of the common stock of Merger Sub I issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the First-Step Surviving Corporation. At the Second Effective Time, each share of the common stock of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

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(b) All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and extinguished pursuant to Section 2.2(c) or 2.2(d) below) shall be converted into and be exchanged for the right to receive the Merger Consideration in accordance with Sections 2.3, 2.4 and 2.5 below;

(c) All shares of Company Common Stock held at the Effective Time by the Company as treasury stock, if any, will be cancelled and extinguished and no payment will be made with respect to those shares;

(d) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Merger Sub I, Merger Sub II or Parent, if any, will be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

(e) (i) The property, rights and interests of the Company shall continue to be the property, rights and interests of the First-Step Surviving Corporation, (ii) the First-Step Surviving Corporation shall continue to be liable for the obligations of the Company, (iii) any existing cause of action, claim or liability to prosecution in respect of the Company shall be unaffected, (iv) any legal proceeding being prosecuted or pending by or against the Company may be prosecuted or its prosecution may be continued, as the case may be, by or against the First-Step Surviving Corporation, and (e) any conviction against, or a ruling, order or judgment in favor of or against, the Company may be enforced by or against the First-Step Surviving Corporation. At the Second Effective Time, the property, rights and interests of the First-Step Surviving Corporation shall continue to be the property, rights and interests of the Surviving Corporation, (ii) the Surviving Corporation shall continue to be liable for the obligations of the First-Step Surviving Corporation, (iii) any existing cause of action, claim or liability to prosecution in respect of the First-Step Surviving Corporation shall be unaffected, (iv) any legal proceeding being prosecuted or pending by or against the First-Step Surviving Corporation may be prosecuted or its prosecution may be continued, as the case may be, by or against the Surviving Corporation, and (e) any conviction against, or a ruling, order or judgment in favor of or against, the First-Step Surviving Corporation may be enforced by or against the Surviving Corporation.

2.3 Rights of Holders of Certificates Evidencing Company Common Stock. On and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of Company Common Stock not cancelled pursuant to Section 2.2(c) or 2.2(d) above shall be deemed for all purposes, to evidence ownership of that portion of the Merger Consideration based upon the total issued and outstanding Company Common Stock prior to the Effective Time. The record holder of each such outstanding certificate representing shares of Company Common Stock, shall, after the Effective Time, have no further ownership or voting rights in such Company Common Stock.

2.4 Procedure for Exchange of Company Common Stock.

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(a) Upon the Closing, the Shorai Shareholders shall surrender and deliver their certificates evidencing outstanding shares of Company Common Stock to the Secretary of Parent, and shall be entitled to receive the Merger Consideration.

(b) The issuance and delivery of the Merger Consideration to the Shorai Shareholders upon the surrender for exchange of the certificates evidencing the Company Common Stock, in accordance with the above terms and conditions, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

(c) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, the Merger Consideration provided for in this Agreement with respect to such Company Common Stock.

2.5 Merger Consideration.

(a) Upon the Closing of the First Merger, the Parent shall deliver the following Merger Consideration to the Shorai Shareholders:

(i) a cash payment in the amount of One Million Dollars ($1,000,000) (the “Closing Cash Payment”), payable to the Shorai Shareholders in proportion to their ownership of the Company Common Stock.

(ii) Four Hundred Forty Thousand (440,000) shares of the Parent’s Series D Preferred Stock (the “Parent Shares”) with a $.001 par value and a stated value per share of five ($5.00) dollars, having all of the rights, privileges and attributes set for in the Certificate of Designation of the Series D Preferred Stock, a copy of which is attached hereto as Exhibit C (the “Series D Preferred Stock”), in the aggregate stated value amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00), with a cumulative dividend of six percent (6%), per annum, issuable to the Shorai Shareholders in proportion to their ownership of the Company Common Stock. Such shares of the Series D Preferred Stock shall be convertible at the holder’s option, commencing six months after original issue, into Parent Common Stock on the terms and conditions and at the conversion rate of $0.02 per share of Parent Common Stock (the “Conversion Rate”) (provided that the Conversion Rate will be subject to a one-time automatic adjustment during the 90-day period beginning from the date that the Merger is publicly announced (the “Reset Period”) as follows: if the closing price of the Parent Common Stock (as reported on the OTC BB) is not at or above $0.015 for any 10 consecutive trading days during the Reset Period, then the Conversion Rate shall be adjusted to $0.0175) (in each case, subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like with respect to such shares) set forth in the Certificate of Designation of the Series D Preferred Stock. Forty Thousand (40,000)

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Parent Shares, representing an aggregate Two Hundred Thousand Dollars ($200,000) of Stated Value, shall be subject to automatic cancellation as set forth in Section 2.5(b).

(b) The attainment by the Company of gross revenues of $950,000 for the three-month period ending March 31, 2015, represents the “Milestone” to be achieved by the Company. Such calculations of the Milestone achievement shall be done consistent with prior accounting practices of the Company. If the Milestone is not attained, then the Parent Shares subject to forfeiture in section (a)(ii) herein shall be automatically canceled, without any further action on the part of the Parties. The procedures to be followed to make the decision as to whether the Company has attained the Milestone for all purposes under this Agreement shall be as follows:

(i) On or prior to May 15, 2015, Parent shall deliver to David Radford on behalf of the Shorai Shareholders (the “Shareholder Representative”) a written certification (the “Milestone Certification”), setting forth its calculations of how it has determined whether the Company achieved the Milestone (the “Milestone Determination”).

(ii) The Shareholder Representative may dispute any item or amount set forth in the Milestone Certification within 30 days following receipt of the Milestone Certification by delivering to Parent a written notice of such dispute (a “Notice of Dispute”) setting forth, in reasonable detail and to the extent practicable, (A) each item or amount so disputed by the Shareholder Representative; (B) the Shareholder Representative’s calculation of each such disputed item or amount; and (C) the Milestone Determination as made by the Shareholder Representative after giving effect to the Shareholder Representative’s calculation of each such disputed item or amount.

(iii) If Parent does not receive a Notice of Dispute from the Shareholder Representative delivered pursuant to and in accordance with Section 2.5(b)(ii) within the time period set forth therein, then (A) the Shareholder Representative shall be deemed to have agreed to the Milestone Determination set forth in the Milestone Certification delivered by Parent pursuant to Section 2.5(b)(i). If Parent receives a Notice of Dispute from the Shareholder Representative delivered pursuant to and in accordance with Section 2.5(b)(ii) within the time period set forth therein, then Parent and the Shareholder Representative shall attempt to resolve all disputed items and amounts set forth in the Notice of Dispute pursuant to good faith negotiations. In the event that Parent and the Shareholder Representative shall reach agreement within 30 days following Parent’s receipt of a Notice of Dispute on all disputed items and amounts set forth in such Notice of Dispute, then for all purposes of and under this Agreement, the calculation as agreed upon by Parent and the Shareholder Representative in writing shall be used for purposes of the Milestone Determination, and any such resolution shall be final and binding on the parties hereto for the purposes of this Section 2.5(b) and Article IX. In the event that Parent and the Shareholder Representative are unable to reach

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agreement on all of the disputed items or amounts set forth in a Notice of Dispute within 30 days following Parent’s receipt of a Notice of Dispute, then the following shall occur:

(A) Parent and the Shareholder Representative shall execute a memorandum (the “Milestone Calculation Memorandum”) setting forth (1) the resolved items or amounts, if any; and (2) the items or amounts that remain in dispute following such good faith negotiations.

(B) At the request of either Parent or the Shareholder Representative, Parent and the Shareholder Representative shall submit all remaining disputed items and amounts set forth in the Milestone Certificate to Peterson Sullivan or, if such firm refuses such assignment, to a nationally recognized accounting firm that has not performed work for, and is otherwise independent of, each of Parent, the Company and the Shareholder Representative and that is reasonably acceptable to Parent and the Shareholder Representative (the “Independent Accounting Firm”) for resolution in accordance with the terms and conditions hereof. Each of the parties to this Agreement shall, and shall cause their respective affiliates and representatives to, provide full cooperation to the Independent Accounting Firm, including providing the Independent Accounting Firm with all relevant information, books and records and any work papers relating to the disputed items and amounts and all other items reasonably requested by the Independent Accounting Firm. The Independent Accounting Firm shall (1) act in its capacity as an expert and not as an arbitrator; (2) consider only those items and amounts identified in the Milestone Calculation Memorandum as being in dispute between Parent and the Shareholder Representative; (3) be instructed to reach its conclusions regarding any such dispute within 30 days after its appointment and provide a written explanation of its decision; and (4) not (x) determine any liability claimed by the Shareholder Representative or asset claimed by Parent in an amount less than that claimed by such party; or (y) determine any asset claimed by the Shareholder Representative or liability claimed by Parent in an amount in excess of the amount claimed by such party, except, in either case, as may be necessary to make a corresponding adjustment to a disputed item consistent with prior accounting practices of the Company. All expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by Parent and the Shareholder Representative (for and on behalf of the Shorai Shareholders). The Independent Accounting Firm shall determine all disputed items and amounts and the Milestone Determination and its decision in respect thereof shall be final and binding upon Parent and the Shareholder Representative.

(iv) During the period of time from and after the date of the delivery of the Milestone Certificate to the Shareholder Representative until the Milestone Determination has been agreed upon, Parent shall provide the Shareholder Representative and his, her or its representatives (including accountants and counsel) (subject to the

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execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to Parent) with reasonable access during normal business hours to the books and records of the Surviving Corporation and the working papers used by Parent (or accountants and counsel retained by it), and access to such personnel or representatives of Parent or the Surviving Corporation as the Shareholder Representative may reasonably require for the purposes of review of, resolving any dispute related to or responding to any matters or inquiries concerning Parent’s calculation of the amounts in the Milestone Certificate and the preparation of any Notice of Dispute, and Parent shall use commercially reasonable efforts to respond to inquiries from the Shareholder Representative regarding the Milestone Certificate.

2.6 Directors and Officers of the First-Step Surviving Corporation and Surviving Corporation. From and after the Effective Time, the directors and officers of the First-Step Surviving Corporation shall be the persons who were directors and officers of the Company immediately prior to the Effective Time. These directors and officers of the First-Step Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the articles of incorporation and bylaws of the First-Step Surviving Corporation and applicable law. From and after the Second Effective Time, the directors and officers of the Surviving Corporation shall be the persons who were directors and officers of the First-Step Surviving Corporation immediately prior to the Second Effective Time. These directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the articles of incorporation and bylaws of the Surviving Corporation and applicable law.

2.7 Directors and Officers of Parent. David Radford shall be appointed to the Board of Directors of Parent, to be effective as of the Effective Time. All of the other persons serving as directors and officers of Parent immediately prior to the Closing shall remain in their positions and hold their offices for the terms specified in, and subject to the provisions in, the articles of incorporation and bylaws of the Parent.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except for those exceptions listed on the Company Disclosure Schedule attached hereto as Schedule C, the Company hereby represents and warrants to Parent, Merger Sub I and Merger Sub II, as follows:

3.1 Organization and Qualification. The Company is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the requisite corporate power to carry on its business as now conducted. The copies of the articles of incorporation and bylaws of the Company that have been made available to Parent prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect on the Effective Date. The Company is, and on the Effective Date will be, licensed or qualified to do business in every jurisdiction in

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which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company or the Surviving Corporation.

3.2 Authority Relative to this Agreement; Non-Contravention. The execution and delivery of this Agreement and any Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for approval of the First Merger and adoption of this Agreement and any Related Agreements to which the Company is a party by the unanimous affirmative vote of all of the holders of the outstanding shares of Company Common Stock are entitled to cast (the “Requisite Company Stockholder Vote”), which will be obtained prior to Closing, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming they are valid and binding obligations of Parent and Merger Subs, constitutes valid and binding obligations of the Company enforceable in accordance with their terms except as enforcement may be limited by rules of law governing specific performance, injunctive relief and other equitable remedies whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and the approval and adoption of this Agreement and each of the Related Agreements to which the Company is a party and the approval of the transactions contemplated hereby and thereby by the Requisite Company Stockholder Vote, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company for the consummation by the Company of the transactions contemplated by this Agreement and the Related Agreements to which it is a party, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation.

3.3 No Conflicts. The Company is not subject to, or obligated under, any provision of (a) its articles of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated by, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created by, the execution, delivery or performance of this Agreement and any Related Agreements to which it is a party, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company or the Surviving Corporation.

3.4 Capitalization.

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(a) As of the date hereof, the Company is authorized to issue 25,000, no par value shares of Common Stock and no shares of preferred stock. As of the date of this Agreement, 12,872 Common Shares are issued and outstanding, owned as set forth on Schedule 3.4(a).

The issued and outstanding shares of Company Common Stock are, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any pre-emptive rights and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. Other than as described in Schedule 3.4(a), the Company has, and at the Effective Time will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. Other than as described in Schedule 3.4(a), there are no commitments, agreements or other rights or arrangements existing which provide for the sale or issuance of common stock or any other securities by the Company of any kind and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of common stock or other securities of the Company of any kind, and, there will not be any such agreements prior to or at the Effective Date. There are, and on the Effective Date there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its common stock or other securities.

(b) The Company does not own, and is not party to any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other Person. Except as contemplated by this Agreement, the Company is not a party to, and, to the Company’s Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of common stock of the Company.

3.5 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of the Company, threatened in writing against the Company or its officers, directors, employees or Affiliates, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.6 Brokers or Finders. Other than Ackrell Capital, LLC, neither the Company nor any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability, for brokerage commissions, finders’ fees, investment advisory fees or similar compensation, in connection with the transactions contemplated by this Agreement.

3.7 Subsidiaries. The Company does not have, and on the Effective Date, will not have, any subsidiaries, nor does it have any direct or indirect interest in any other business entity.

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3.8 Financial Statements. The Company has made available to Parent the unaudited balance sheets of the Company as of December 31, 2012 and 2013, and the related statements of income and cash flows of the Company for the years then ended (the “2012 and 2013 Unaudited Financial Statements”), and its unaudited balance as of November 30, 2014 and the related unaudited statement of income of the Company for the eleven-month period ended November 30, 2014 (the “Interim Unaudited Financial Statements” and together with the 2012 and 2013 Unaudited Financial Statements, the “Company Financial Statements”). The Company Financial Statements were prepared by management of the Company in accordance with GAAP consistently applied (except in each case as described in the notes thereto, and except that the Interim Financial Statements may not include all notes required under GAAP and may be subject to customary year-end adjustments).

3.9 Books and Records. The books of account, minute books, stock record books, and other records of the Company, complete copies of which have been made available to Parent, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

3.10 No Undisclosed Liabilities. Except as reflected on Schedule 3.10 or in the unaudited balance sheet of the Company at November 30, 2014 (the “Company Latest Balance Sheet”), the Company has no material liabilities (whether accrued, absolute, contingent, unliquidated) or otherwise except (i) liabilities which have arisen after the date of the Company Latest Balance Sheet in the ordinary course of business, (ii) liabilities under this Agreement and any Related Agreements or the actions to be taken hereby and thereby, and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

3.11 Absence of Certain Developments. Except as disclosed on Schedule 3.11 or in the Company Financial Statements or as otherwise contemplated by this Agreement, since the date of the Company Latest Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on the Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company’s obligations pursuant to this Agreement, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of common stock of the Company or any redemption, purchase or other acquisition of any of the Company’s securities, (v) other than in the ordinary course of business consistent with past practice, (a) any increase in the compensation or benefits payable or to become payable to any officers or directors of the Company or (b) the establishment of any bonus, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan of the Company, (vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by the Company, (vii) any amendment to the articles of incorporation or bylaws of the Company, (viii) other than in the

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ordinary course of business consistent with past practice, any (w) material capital expenditures by the Company, (x) purchase, sale, assignment or transfer of any material assets by the Company, (y) mortgage, pledge or creation of any lien, encumbrance or charge on any material assets or properties of the Company, except for liens for Taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (z) cancellation, compromise, release or waiver by the Company of any rights of material value or any material debts or claims, (ix) any incurrence by the Company of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entry by the Company into any material agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any termination, material modification or cancellation of any material agreement, contract, lease or license to which the Company is a party or by which it is bound, (xiii) any entry by the Company into any loan in excess of $10,000 with any officers or directors of the Company, (xiv) any charitable or other capital contribution by the Company or pledge therefore, (xv) any entry by the Company into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xv).

3.12 Taxes.  (a) The Company has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority (“Returns”) relating to any and all Taxes of the Company and such Returns are true and correct in all material respects and have been completed in all respects in accordance with applicable law. The Company has delivered or made available to Parent true and correct copies of all Returns filed by the Company since its inception.

(b) The Company (i) has paid all Taxes of the Company that are due and (ii) has properly withheld and remitted to the proper taxing authority all Taxes required to be withheld with respect to amounts paid or owed to any employee, independent contractor, member, stockholder, or other third party.

(c) There is no Tax deficiency outstanding or assessed or proposed against the Company nor has The Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) The Company is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax (other than agreements or arrangements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes).

(e) The Company’s Returns have never been audited by a government or a taxing authority, no such audit is in process or pending, and the Company has not been notified

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in writing of any request for such an audit or other examination. The Company has delivered or made available to Parent accurate and complete copies of all audit reports and similar documents (to which the Company had access) relating to the Company’s Returns.

(f) No claim or legal proceeding is pending or to the Company’s knowledge has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(g) The Company has never been a member of a group (including an affiliated group, within the meaning of Section 1504 of the Code) with which it has filed or been included in a combined, consolidated or unitary income return, other than a group of which the Company is or was the common parent. The Company is not liable for the Taxes of any taxpayer under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract (including any tax allocation agreement, tax sharing agreement or tax indemnity agreement but excluding any agreements or arrangements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes), or otherwise for any taxable period beginning before the Closing Date.

(h) The Company has not executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

(i) The Company has collected all sales and use Taxes required to be collected, and has remitted such amounts to the appropriate governmental entity and has furnished properly completed exemption certificates for all exempt transactions.

(j) No claim has ever been made by a governmental entity in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

(k) The Company is not nor has it ever been a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

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(l) Notwithstanding any other provision of this Agreement, the Company is not making and shall not be construed to have made any representation or warranty as to the amount or availability of any net operating loss, tax credit, tax basis or other tax attribute.

3.13 Assets and Real Property.

(a) The Company has good title to all of its material real or material tangible personal properties (whether owned or leased), free and clear of all Liens other than Permitted Liens. The assets of the Company constitute all the assets necessary to conduct the Company’s business as currently conducted. The Company owns or leases all tangible assets and properties that are used in the conduct of the Company’s business as currently conducted (the tangible assets included in such assets the “Material Tangible Assets”). The Material Tangible Assets are in good operating condition and repair, except for reasonable wear and tear that does not materially affect the use of such asset. The Company has good and marketable title to all Material Tangible Assets reflected on the Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for statutory liens and liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases or licenses of assets to which the Company is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and rules of law governing specific performance, injunctive relief and other equitable remedies. Schedule 3.13(a) of the Company Disclosure Schedule sets forth a true and correct list of all such leases and licenses, and true and correct copies of all such leases and licenses have been provided to Parent.

(b) The Company does not own any real property or interest therein. Section 3.13(b) of the Company Disclosure Schedule contains a list of all leases of real property to which the Company is a party or by which any of them holds a leasehold interest (collectively, “Real Property”), and a true and correct copy of each such lease has been provided to Parent. Each Real Property lease to which the Company is a party is in full force and effect in accordance with its terms. All rents and additional rents due to date from the Company on each such leases have been paid. The Company has not received written notice that it is in material default thereunder. There exists no default by the Company under such lease, except for defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no leases, subleases, licenses, concessions or any other Contracts to which the Company is a party granting to any Person other than the Company any right to possession, use occupancy or enjoyment of any of the Real Property or any portion thereof. The Company is not obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Real Property or any other interest in any Real Property.

3.14 Intellectual Property.

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(a) Except as set forth on Schedule 3.14(a) to the Company Disclosure Schedule, to the Knowledge of the Company, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in the Company’s business as currently conducted, free and clear of all liens, claims or encumbrances (all of which, whether held by the Company or a third-party, are referred to as the (“Company Intellectual Property Rights”). The foregoing representation as it relates to Company Licensed Intellectual Property (as defined below) is limited to the interests of the Company pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants the Company such rights to such intellectual property as are used in the Company’s business as currently conducted.

(b) Schedule 3.14(b) of the Company Disclosure Schedule contains an accurate and complete description of (i) all patents, registered trademarks, trade names and service marks included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered, if applicable, or in which any such application for such issuance and registration has been filed, (ii) all agreements to which the Company is a party and pursuant to which any person is granted a license to use any Company Intellectual Property Rights, (iii) all agreements to which the Company is a party and pursuant to which the Company is granted a license to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software (“Company Licensed Intellectual Property”), which is used in the conduct of the Company’s business (other than licenses for off-the-shelf software), (iv) all joint development agreements to which the Company is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which the Company has obtained funding for research and development activities.

(c) The Company will not be, as a result of the Company’s execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or Company Licensed Intellectual Property.

(d) The Company (i) has not received written notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any Knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Company Intellectual Property Rights or Company Licensed Intellectual Property.

(e) The Company has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

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3.15 Bank Accounts. Schedule 3.15 of the Company Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which the Company maintains accounts of any nature, the type of accounts maintained at each such institution, the names of all persons authorized to draw thereon or make withdrawals therefrom and the balance of each account as of the date hereof. Schedule 3.15 of the Company Disclosure Schedule also sets forth a list of all credit cards for which the Company is liable.

3.16 Material Contracts. All the Material Contracts (as defined below) to which the Company is a party are listed in Schedule 3.16 hereto. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Company and to the Knowledge of the Company is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in each case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by rules of law governing specific performance, injunctive relief and other equitable remedies; (ii) to the Knowledge of the Company, the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as the availability of equitable remedies may be limited by rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) to the Knowledge of the Company, no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company, or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration, under the agreement. Except as set forth on Schedule 3.16 to the Company Disclosure Schedule, the Company is not a party to any oral Material Contract. “Material Contract” means any contract, agreement or commitment to which the Company is a party, including, but not limited to, any leases, licenses, royalty agreements, development agreements, service agreements, distributor agreements or any other obligations (a) with expected receipts or expenditures in excess of $10,000 over the life of the contract, (b) requiring the Company to indemnify any party or person, (c) granting any exclusive rights to any party, (d) evidencing indebtedness for borrowed or loaned money of $10,000 or more, including guarantees of such indebtedness, or (e) which if breached by the Company would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not a party to any agreement with any salesperson, consultant, contractor or other party obligating the Company to pay any commission or compensation to such other party after the Closing with respect to the purchases of any current or prospective customer.

3.17 Trade Regulation. The Company has never (a) terminated its relationship with, (b) been terminated by or (c) refused to provide services to, any customer which had theretofore paid or had been obligated to pay the Company in excess of $10,000 over the consecutive twelve month period ending as of September 30, 2014. All of the prices charged by the Company in connection with the marketing or sale of any of their respective services have been in compliance with all applicable laws and regulations, except for such noncompliance that would not have a

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Material Adverse Effect on the Company. No claims have been asserted or, to the knowledge of the Company, threatened in writing against the Company with respect to unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

3.18 Environmental Matters.

(a) To the Company’s Knowledge, none of the properties or facilities of the Company is in violation of any U.S. federal, state or local law, ordinance, regulation or order relating to the protection of public health and safety, the protection of worker health and safety or the environmental conditions on, under or about the properties or facilities, including, but not limited to, soil and ground water condition, except, in any such case, where the violations would not constitute a Material Adverse Effect on the Company. During the time that the Company has owned or leased its properties and facilities, none of the Company, or, to the Company’s Knowledge, any third party, has released, used, generated, manufactured or stored on, under or about the properties or facilities or transported to or from the properties or facilities any hazardous materials.

(b) During the time that the Company has owned or leased the Company’s properties or facilities, there has been no litigation brought, or, to the Knowledge of the Company, threatened in writing, against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any hazardous materials on, from or under any of the Company’s properties or facilities.

3.19 Employee Benefit Plans.

(a) Except as set forth on Schedule 3.19(a)(i) of the Company Disclosure Schedule, the Company and each other entity that would be treated together with the Company as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder (each such entity an “ERISA Affiliate”) has no plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any employee (collectively, the “Company Employee Plans”). The Company has not made any binding commitment to establish any new Company Employee Plan.

(b) No Pension Plan. The Company has never maintained, established, sponsored, participated in, or contributed to, any Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) that is

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subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(c) No Self-Insured Company Employee Plan. The Company has never maintained, established, sponsored, participated in or contributed to any self-insured “group health plan” (within the meaning of Section 5000(b)(i) of the Code) that provides benefits to employees (other than a medical flexible spending account, health reimbursement arrangement or similar program, including any such plan pursuant to which a stop-loss policy or contract applies).

(d) No Collectively Bargained, Multiemployer and Multiple-Employer Plan. At no time has the Company contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company has never, at any time maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(e) Effect of Transaction. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or any termination of employment or service in connection therewith will (i) result in any payment (including severance, golden parachute, bonus or otherwise), becoming due to any employee, (ii) result in any forgiveness of indebtedness, (iii) materially increase any benefits otherwise payable by the Company or any ERISA Affiliate or (iv) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code.

(f) No Parachute Payments. There is no agreement, plan, arrangement or other contract covering any employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(1) of the Code. There is no agreement, plan, arrangement or other contract by which the Company or any ERISA Affiliate is or was bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code.

(g) The Company has never been a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by the Company or Merger Subs as an expense under applicable law.

(h) Employment Matters. The Company is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and health and wages and hours, and in each case, with respect to employees and except as would not have a Material Adverse Effect on the Company: (i) has withheld and reported all amounts required by

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law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no action, suits, claims or administrative matters pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company, any of its subsidiaries, or any of their employees relating to the employment by the Company or any of its subsidiaries of any employee. There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker’s compensation policy. The services provided by the Company’s employees are terminable at the will of the Company.

(i) Labor. The Company has not experienced any work stoppage or labor strike against the Company or any of its subsidiaries, nor is any pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. The Company is not now nor has it ever been subject to nor does it have any Knowledge of any activities or proceedings of any labor union to organize any employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor matters involving any Company employee, including charges of unfair labor practices. The Company has never engaged in any unfair labor practices under state or federal law. The Company is not nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company. Within the past year, the Company has not incurred any liability or obligation due and payable under any state or federal law that remains unsatisfied, nor shall any terminations prior to the Closing result in unsatisfied liability or obligation under any such laws.

3.20 Compliance with Laws. The Company has complied with, and is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the Company or the ownership or operation of the Company’s business except as such violation would not have a Material Adverse Effect on the Company.

3.21 Foreign Corrupt Practices. None of the Company or any director, officer, or, to the knowledge of the Company, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made other unlawful payment to any foreign or domestic government official or employee.

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3.22 Vote Required. The Requisite Company Stockholder Vote is the only vote of the holders of any class or series of Company capital stock necessary to approve the First Merger.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except for those exceptions listed on the Parent and Merger Subs Disclosure Schedule attached hereto as Schedule D, Parent, Merger Sub I and Merger Sub II hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Parent, Merger Sub I and Merger Sub II each are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Nevada, and each has, and on the Effective Date will have, the requisite corporate power to carry on their respective businesses as now conducted. The copies of the articles of incorporation and bylaws of each of Parent, Merger Sub I and Merger Sub II that have been made available to the Company on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof, and shall be in effect at the Effective Time. Parent, Merger Sub I and Merger Sub II are, and on the Effective Date, each will be, licensed or qualified to do business in every jurisdiction which the nature of their respective businesses or their respective ownership of properties require each to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II, individually or in the aggregate.

4.2 Authority Relative to this Agreement; Non-Contravention. Each of Parent, Merger Sub I and Merger Sub II has the requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party, and to carry out its obligations hereunder. The execution and delivery of this Agreement and any Related Agreements to which it is a party by Parent, Merger Sub I and Merger Sub II, and the consummation by Parent, Merger Sub I and Merger Sub II of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Parent, Merger Sub I and Merger Sub II. Subject only to the adoption of this Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party by Parent as the sole stockholder of Merger Sub I and Merger Sub II, with respect to which Parent has taken appropriate action before the execution and delivery of this Agreement, no further corporate proceedings on the part of Parent, Merger Sub I or Merger Sub II is necessary to authorize the execution and delivery of this Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party and the consummation of the transactions contemplated hereby and thereby or will otherwise be sought by Parent. This Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party have been duly executed and delivered by Parent, Merger Sub I and Merger Sub II and, assuming they are valid and binding obligations of the Company, constitute valid and binding obligations of Parent, Merger Sub I and Merger Sub II enforceable in accordance with their terms except as enforcement may be limited by rules of law governing specific performance, injunctive relief and other equitable remedies whether applied in a court of

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law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. Except for the filing of the Certificate of Merger with respect to the First Merger and the certificate of merger with respect to the Second Merger with the Secretary of State of the State of Nevada, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent, Merger Sub I or Merger Sub II for the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II, or adversely affect the consummation of the transactions contemplated hereby.

4.3 No Conflicts. Neither Parent, Merger Sub I nor Merger Sub II is subject to, or obligated under, any provision of (a) their respective certificates of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated by, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created by, the execution, delivery or performance of this Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party or the consummation of the transactions contemplated hereby and thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II.

4.4 Capitalization.

(a) As of the date hereof, Parent is, and at the Effective Time will be, authorized to issue 1,800,000,000 shares of Parent Common Stock, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 963,003,183 shares of Parent Common Stock and 1,314,988 shares of Series B preferred stock are currently, or immediately prior to the Effective Time will be, issued and outstanding. The issued and outstanding shares of capital stock of Parent are, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any pre-emptive rights or applicable law and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. Except as set forth on Schedule 4.4, Parent has, and at the Effective Time will have, no other securities, including equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth on Schedule 4.4, Parent has not at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. Except as set forth on Schedule 4.4, there are no commitments, obligations, agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Parent and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to

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purchase or otherwise acquire from Parent any shares of capital stock or other securities of Parent of any kind, and there will not be any of the foregoing prior to or at the Effective Time. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Parent to repurchase or otherwise acquire any shares of its capital stock.

(b) Parent is not a party to, and, to Parent’s Knowledge, there do not exist, any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Parent.

(c) The authorized capital of (i) Merger Sub I consists of 100 shares of common stock, par value $0.001 per share, and (ii) Merger Sub II consists of 100 shares of common stock, par value $0.001 per share, all of which are, and at the Effective Time will be, issued and outstanding and held of record by Parent. The issued and outstanding shares of capital stock of Merger Sub I and Merger Sub II are, and at the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any pre-emptive rights or any applicable law, and free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance, restriction or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Merger Sub I or Merger Sub II any shares of capital stock or other securities of Merger Sub I or Merger Sub II of any kind, and there will not be any such agreements prior to or at the Effective Time. Neither Merger Sub I nor Merger Sub II have at any time granted any stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. There are, and at the Effective Time, there will be, no commitments, agreements or other obligations (contingent or otherwise) which may require Merger Sub I or Merger Sub II to repurchase or otherwise acquire any shares of its capital stock.

4.5 Exchange Act Reports; Financial Statements.

(a) Since the filing of Parent’s Registration Statement on Form SB-2 on January 22, 2008 (the “Parent Form SB-2”), Parent has timely filed all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act (together with the Parent Form SB-2, the “Parent Previous Filings”). Parent shall notify the Company immediately and in writing of the filing of any additional forms, reports or documents with the SEC by Parent after the date hereof and prior to the Effective Time (together with the Parent Previous Filings, the “Parent SEC Filings”). As of their respective filing dates (or if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such amending or superseding filing), each of the Parent SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder.

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(b) Parent has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Company may rely upon, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (B) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in Parent’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures.

(c) The financial statements (including footnotes thereto) included in or incorporated by reference into the Parent SEC Filings (the “Parent Financial Statements”) were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with the Exchange Act and the applicable accounting requirements, rules and regulations of the SEC promulgated thereunder as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein). The Parent Financial Statements fairly present the financial condition of Parent as of the dates thereof and results of operations, cash flows and stockholders’ equity for the periods referred to therein (subject, in the case of unaudited Parent Financial Statements, to normal recurring year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

4.6 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Parent, threatened in writing against Parent, Merger Sub I, Merger Sub II, or Parent’s officers, directors or employees, individually or in the aggregate, at law or in equity, or before or by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of Parent, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Parent, Merger Sub I, Merger Sub II, or Parent’s officers, directors, or employees, individually or in the aggregate. Neither Parent nor Merger Sub I nor Merger Sub II are a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.7 Subsidiaries. Merger Sub I and Merger Sub II are Parent’s only subsidiaries, direct or indirect. Parent owns all of the outstanding shares of capital stock of Merger Sub I and Merger Sub II and all such shares are duly authorized, validly issued, fully paid and non-assessable and not subject to pre-emptive rights or encumbrances. Merger Sub I and Merger Sub II were formed solely for the purpose of engaging in the transactions contemplated hereby and, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated hereby or thereby, neither Merger Sub I nor Merger Sub II has incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

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4.8 No Brokers or Finders. None of Parent or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

4.9 Tax Matters.

(a) (i) Each of Parent, Merger Sub I and Merger Sub II has timely filed (or has had timely filed on its behalf) all Returns required to be filed by it in respect of any Taxes; (ii) all such Returns are complete and accurate in all material respects; (iii) each of Parent, Merger Sub I and Merger Sub II has timely paid (or has had timely paid on its behalf) all Taxes required to have been paid by it (whether or not shown on any Return); (iv) Parent has established on the Parent Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet paid; and (v) each of Parent, Merger Sub I and Merger Sub II has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b) There are no liens for Taxes upon any assets of Parent, Merger Sub I or Merger Sub II, except statutory liens for current Taxes not yet due.

(c) No deficiency for any Taxes has been asserted, assessed or proposed against Parent, Merger Sub I or Merger Sub II that has not been finally resolved. No waiver, extension or comparable consent given by Parent, Merger Sub I or Merger Sub II regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There is no pending or threatened Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Parent, Merger Sub I and Merger Sub II by any Taxing authority regarding any such Tax audit or other proceeding, or, to the Knowledge of Parent, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. Parent does not expect the assessment of any additional Taxes of Parent, Merger Sub I and Merger Sub II for any period prior to the date hereof and has no Knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of Parent which would exceed the estimated reserves established on its books and records.

(d) Neither Parent nor Merger Sub I nor Merger Sub II has requested any extension of time within which to file any Return, which return has not since been filed.

(e) Parent’s Returns have never been audited by a government or a taxing authority, no such audit is in process or pending, and Parent has not been notified in writing of any request for such an audit or other examination.

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(f) No claim or legal proceeding is pending or to Parent’s knowledge has been threatened against or with respect to Parent in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Parent, except liens for current Taxes not yet due and payable.

(g) Parent has never been a member of a group (including an affiliated group, within the meaning of Section 1504 of the Code) with which it has filed or been included in a combined, consolidated or unitary income return, other than a group of which Parent is or was the common parent. Parent is not liable for the Taxes of any taxpayer under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract (including any tax allocation agreement, tax sharing agreement or tax indemnity agreement but excluding any agreements or arrangements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes), or otherwise for any taxable period beginning before the Closing Date.

4.10 Affiliate Transactions. No officer, director or employee of Parent, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq Stock Market, or in an over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively “Parent Insiders”), has any agreement with Parent or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Parent. Parent is not indebted to any Parent Insider (except for reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent (except for cash advances for ordinary business expenses). No Parent Insider has any direct or indirect interest in any competitor, supplier or customer of Parent or in any Person from whom or to whom Parent leases any property, or in any other Person with whom Parent transacts business of any nature. For purposes of this Section 4.10, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

4.11 Compliance with Laws; Permits.

(a) Parent and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements, including those pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against Parent or any of its officers, directors, agents or employees, and Parent has not received

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any notice, alleging a violation of any such laws, regulations or other requirements. Parent is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Company after it acquires Parent’s properties, assets and business.

(b) Parent has no licenses, permits or certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are necessary or material to its operations and business.

4.12 Books and Records. The books of account, minute books, stock record books, and other records of Parent, complete copies of which have been made available to the Company, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. At the Closing, all of Parent’s records will be in the possession of Parent or its counsel.

4.13 Real Property. Parent does not own any real property and leases its current business premises pursuant to a lease agreement, a copy of which has been delivered prior to the date hereof to the Company.

4.14 Intellectual Property.

(a) Except as set forth on Schedule 4.14(a) to the Parent and Merger Subs Disclosure Schedule, to the Knowledge of Parent, Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, common law trademarks, trade names, trade secrets (including customer lists), service marks and copyrights, and any applications for and registrations of such patents, trademarks, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs, data or applications and tangible or intangible proprietary information or material that are used in the Parent’s business as currently conducted, free and clear of all liens, claims or encumbrances (all of which, whether held by Parent or a third-party, are referred to as the (“Parent Intellectual Property Rights”). The foregoing representation as it relates to Parent Licensed Intellectual Property (as defined below) is limited to the interests of Parent pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Parent such rights to such intellectual property as are used in Parent’s business as currently conducted.

(b) Parent will not be, as a result of Parent’s execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Parent Intellectual Property Rights or Parent Licensed Intellectual Property. “Parent Licensed Intellectual Property” means any license granted to Parent to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software, which is used in the conduct of Parent’s business (other than licenses for off-the-shelf software).

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(c) Parent (i) has not received written notice of a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) does not have any Knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Parent Intellectual Property Rights or Parent Licensed Intellectual Property.

(d) Parent has at all times used reasonable efforts to protect its proprietary information and to prevent such information from being released into the public domain.

4.15 No Undisclosed Liabilities. Except as reflected in the unaudited balance sheet of Parent for the quarter ended June 30, 2014, included in Parent’s Quarterly Report on Form 10-Q for the quarter ended on such date (the “Parent Latest Balance Sheet”), Parent has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except liabilities which have arisen after the date of the Parent Latest Balance Sheet in the ordinary course of business (which liabilities are not material, individually or in the aggregate).

4.16 Absence of Certain Developments. Except as disclosed in the Parent SEC Filings or as otherwise contemplated by this Agreement, since the date of the Parent Latest Balance Sheet, Parent has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (i) any event having a Material Adverse Effect on Parent, (ii) any event that would reasonably be expected to prevent or materially delay the performance of Parent’s obligations pursuant to this Agreement, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Parent or any redemption, purchase or other acquisition of any of Parent’s securities, (v) any increase in the compensation or benefits payable or to become payable to any officers or directors of Parent, Merger Sub I or Merger Sub II or establishment or modification of any Compensatory Plan, (vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Parent, (vii) any amendment to the articles of incorporation or bylaws of Parent, (viii) any capital expenditures by Parent, purchase, sale, assignment or transfer of any material assets by Parent, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Parent, except for liens for Taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by Parent of any rights of material value or any material debts or claims, (ix) any incurrence by Parent of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice (which liabilities are not material, individually or in the aggregate), (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent, (xi) any entry by Parent into any agreement, contract, lease or license, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Parent is a party or by which Parent is bound, (xiii) any entry by Parent into any loan or other transaction with any officers, directors or employees of Parent, (xiv) any charitable or other capital contribution by Parent or pledge therefore, (xv) any entry by Parent into any transaction of a material nature, or (xvi) any

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negotiation or agreement by Parent to do any of the things described in the preceding clauses (i) through (xv).

4.17 Employees. Except as disclosed in the Parent SEC Filings, neither Parent nor Merger Sub I nor Merger Sub II has any employees and none of Parent, Merger Sub I or Merger Sub II has any obligation or liability to any current or former officer, director, employee or Affiliate of Parent. Each individual providing services to the Company has been properly classified as an employee or a non-employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of Parent, Merger Sub I or Merger Sub II owes any indebtedness to Parent, Merger Sub I, Merger Sub II or their Affiliates. Neither Parent nor Merger Sub I nor Merger Sub II is or has ever been a party to any collective bargaining or similar agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of Parent, attempting to represent, any employee of Parent, Merger Sub I or Merger Sub II.

4.18 Foreign Corrupt Practices. None of Parent, Merger Sub I, Merger Sub II or any director, officer, or, to the knowledge of Parent, agent, employee or other Person acting on behalf of Parent has, in the course of its actions for, or on behalf of, Parent: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made other unlawful payment to any foreign or domestic government official or employee.

4.19 Information. All of the information provided by, or on behalf of, Parent, Merger Sub I or Merger Sub II regarding Parent, Merger Sub I, Merger Sub II or any of their respective officers, directors, employees, agents or other representatives, to the Company or its representatives for purposes of, or otherwise in connection with, the preparation of any filings to be made with the SEC and any other governmental authority in connection with the consummation of the transactions contemplated hereby is accurate and complete in all material respects.

4.20 Full Disclosure. The representations and warranties of Parent, Merger Sub I and Merger Sub II contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) and any Related Agreements to which Parent Merger Sub I or Merger Sub II is a party are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Parent, Merger Sub I or Merger Sub II has Knowledge that has not been disclosed to the Company pursuant to this Agreement, including the schedules hereto, all taken together as a whole, and any Related Agreements to which Parent, Merger Sub I or Merger Sub II is a party, which has had or would reasonably be expected to have a Material Adverse Effect on Parent, Merger Sub I or Merger Sub II, or materially adversely affect the ability of

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Parent, Merger Sub I or Merger Sub II to consummate in a timely manner the transactions contemplated hereby.

CONDUCT OF BUSINESS PENDING THE MERGER

5.1 Conduct of Business by Parent and Merger Subs. From the date of this Agreement to the Effective Date and except for the Parent’s current negotiations to consummate a private placement offering of its securities for proceeds in the range of $2,000,000 to $3,000,000, unless the Company shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, neither Parent nor Merger Sub I nor Merger Sub II shall, directly or indirectly, (a) amend its articles of incorporation or bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Parent, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Parent, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Parent’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Parent’s past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except in connection with the exercise or conversion of Parent securities outstanding on the date of this Agreement or payment of stock dividends, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material Tax elections, settle or compromise any material Tax liability or file any amended Returns or (i) adopt any Compensatory Plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider.

5.2 Conduct of Business by the Company. From the date of this Agreement to the Effective Date, unless Parent shall otherwise agree in writing or except as set forth in Schedule 5.2 or otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.2, the Company shall not, directly or indirectly, (a) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of the Company’s entry into this Agreement for which consents, waivers or modifications are required to be obtained, (b) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company’s past custom and practice, (c) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any Company Common Stock, except in connection with (I) the exercise of Options outstanding on the date of this Agreement or as contemplated by this Agreement or (II) the issuance of

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awards under the Stock Option Plan, or (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof.

ADDITIONAL COVENANTS AND AGREEMENTS

6.1 Governmental Filings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

6.2 Expenses. Except as otherwise provided in this Agreement, each Party shall bear all of its own costs and expenses incurred or to be incurred in connection with this Agreement and the transactions contemplated herein, provided, however, that Parent shall pay the first $30,000 of the Company’s legal expenses, which amount has been paid by Parent to the Company as of the date of this Agreement.

6.3 Due Diligence; Access to Information; Confidentiality.

(a) Between the date hereof and the Closing Date, the Company and Parent shall each afford to the other party and such party’s authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, and any books, papers and records (collectively referred to herein as “Evaluation Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent

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to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully as the party deems reasonably necessary to complete its due diligence.

(b) The Company and Parent agree that each such party will not use the Evaluation Material for any purpose other than in connection with the Mergers and the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the Mergers and the transactions contemplated hereunder. Each of the Company and Parent agrees that it will, within ten (10) days of the other party’s request, destroy or return to such party all copies of that party’s Evaluation Material in its possession or that of its Affiliates or Representatives if the transactions contemplated by this Agreement are not consummated as contemplated herein.

(c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any legal proceeding to disclose any Evaluation Material, or a party has determined that it is required under applicable law or regulation to disclose Evaluation Material, such party will, to the extent permitted under the circumstances, give the other party prompt notice of such request or determination so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, or the other party waives compliance with the provisions of this Section 6.3, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed. The parties acknowledge that, upon execution and delivery, this Agreement (but not the exhibits and schedules hereto) will be filed by Parent with the SEC under cover of Form 8-K.

(d) Notwithstanding any of the foregoing, if prior to the Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither Parent nor the Company nor any of their Affiliates or Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i) is or becomes generally available to the public other than as a result of an act or omission by such party, its Affiliates or Representatives;

(ii) was available to such party on a non-confidential basis prior to its disclosure;

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(iii) becomes available to such party on a non-confidential basis from a source other than the other party;

(iv) is developed by such party independently of any disclosure by the other party; or

(v) is disclosed in compliance with Section 6.3(c).

Nothing in this Section 6.3 shall prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

(e) Parent and the Company each agree that money damages would not be sufficient to remedy any breach by the other party of this Section 6.3, and that, in addition to all other remedies, each party against which a breach of this Section 6.3 has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy for such breach.

6.4 Press Releases. The Company and Parent shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

6.5 Securities Reports. Parent shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or the Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC. Parent agrees to provide to the Company copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date, to the extent such reports and other documentation are not publicly available on EDGAR, within two (2) days after the date such reports or other documents are filed with the SEC.

6.6 Private Placement. Each of the Company and Parent shall take all necessary action on its part such that the issuance of the Merger Consideration, including the shares of Series D Preferred Stock, to Company stockholders constitutes a valid “private placement” under the

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Securities Act. Without limiting the generality of the foregoing, the Company shall (a) provide each Company stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both Parent and the Company (a “Stockholder Questionnaire”) and (b) use its commercially reasonable best efforts to cause each Company stockholder to truthfully attest that (i) such stockholder is acquiring the Merger Consideration for his, her or its sole account, for investment and not with a view to the resale or distribution thereof and (ii)(A) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (B) has appointed an appropriate person reasonably acceptable to both Parent and the Company to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

6.7 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

6.8 Registration Rights.

(a) Parent Registration. If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for stockholders of the Company) any of its capital stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities that are also being registered or an SEC Rule 145 transaction), Parent shall, at such time, promptly give each Shorai Shareholder written notice of such registration. Upon the written request of each Shorai Shareholder given within twenty (20) days after delivery of such notice by Parent in accordance with Section 10.1, the Company shall, subject to the provisions of Section 10.1, use its commercially reasonable efforts to cause to be registered under the Act all of the Parent Common Stock issuable upon conversion of the shares of Series D Preferred Stock (the “Shares”) that each such Shorai Shareholder has requested to be registered.

(b) Reports Under the Exchange Act.

(i) With a view to making available to the holders of Shares the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder of Shares to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent agrees to:

(A) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date

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of the first registration statement filed by Parent for the offering of its securities to the general public;

(B) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(C) furnish to any holder of Shares, so long as such holder owns any Shares, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Parent), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents filed under the Exchange Act by Parent, and (iii) such other information as may be reasonably requested in availing any holder of Shares of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

6.9 Notification of Certain Matters. At or prior to the Effective Time, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

6.10 Employee Benefits.

(a) Parent agrees that each employee of the Company who continues employment with Parent, the Surviving Corporation or any of their respective Affiliates after the Closing Date (a “Continuing Employee”) shall be provided with benefits on substantially the same terms as benefits are provided to similarly situated employees of Parent. Nothing in this Agreement (i) shall require Parent, the Surviving Corporation or any of their Affiliates to continue to employ any particular Company employee following the Closing Date, or (ii) shall be construed to prohibit Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any Company Employee Plan.

(b) Parent shall ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, vacation entitlement and severance benefits, but excluding benefit accrual) for service with the Company

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(or predecessor employers to the extent the Company provides such past service credit under its employee benefit plans) under each of the comparable employee benefit plans, programs and policies of Parent, the Surviving Corporation or the relevant Affiliate, as applicable, in which such Continuing Employee becomes a participant; provided, however, that no such service recognition shall result in any duplication of benefits. As of the Closing Date, Parent shall, or shall cause the Surviving Corporation or relevant Affiliate to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Employee Plan as of the Closing Date. With respect to each health or welfare benefit plan maintained by Parent, the Surviving Corporation or the relevant Affiliate for the benefit of any Continuing Employees, subject only to any required approval of the applicable insurance provider, if any, Parent shall (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Employee Plan for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable plan maintained by Parent, the Surviving Corporation or the relevant Affiliate, as applicable, for the plan year in which the Closing Date occurs.

(c) Parent shall, or shall cause the Surviving Corporation or relevant Affiliate to, assume and honor in accordance with their terms all deferred compensation plans, agreements and arrangements, severance and separation pay plans, agreements and arrangements, and written employment, severance, retention, incentive, change in control and termination agreements (including any change in control provisions therein) set forth in Section 3.19(a) of the Company Disclosure Schedule applicable to employees of the Company, in the same manner and to the same extent that the Company would be required to perform and honor such plans, agreements and arrangements if the transactions contemplated by this Agreement had not been consummated.

6.11 Board Seat. Parent agree that as long as David Radford holds either (i) at least 110,000 shares of Series D Preferred Stock (or Parent Common Stock issued upon conversion of such shares) (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like with respect to such shares), Parent’s Board of Directors shall continue to nominate Mr. Radford to serve as a member of the Board of Directors of Parent, shall recommend his election to Parent’s stockholders and shall not support or endorse the election of any person that is nominated to fill the seat for which Mr. Radford is nominated.

6.12 Indemnification of Company Officers and Directors. For six years following the Closing, Parent shall, and shall cause the Company, to fulfill and honor all rights to indemnification for acts or omissions occurring on or prior to the Effective Time now existing in favor of the current or former officers and directors (including, if applicable, their directors, officers, partners, employees, agents, spouses and controlling persons) of the Company and its subsidiaries currently indemnified by the Company or its subsidiaries under the agreements between the Company and such Persons existing as of the date of this Agreement (such Persons,

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the “Company Indemnitees”), including any provisions existing in the Company’s articles of incorporation or bylaws as of the date of this Agreement. Notwithstanding the foregoing, the obligations of Parent, the Surviving Corporation and their successors (i) shall be subject to any limitation imposed by applicable Law; and (ii) shall not be deemed to release any Company Indemnitee who is also an officer or director of the Company from his or her obligations pursuant to this Agreement or any Related Agreement, nor shall such Company Indemnitee have any right of contribution, indemnification or right of advancement from Parent, the Surviving Corporation or any of their successors with respect to any Losses claimed by any of the Indemnified Parties against such Company Indemnitee in his or her capacity as a Company Stockholder pursuant to this Agreement or any Related Agreement.

CONDITIONS

7.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

(a) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b) Approvals. This Agreement and the First Merger shall have been approved by all of the Shorai Shareholders.

(c) Adverse Proceedings. There shall not be threatened in writing, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Parent, Merger Sub I or Merger Sub II of all or a material portion of the business or assets of the Company, or to compel Parent, Merger Sub I or Merger Sub II or the Company to dispose of or to hold separately all or a material portion of the business or assets of Parent, Merger Sub I or Merger Sub II or of the Company, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

(d) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in

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7.2 Additional Conditions to Obligation of Parent and Merger Subs. The obligation of Parent, Merger Sub I and Merger Sub II to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a) Representations and Compliance. The representations of the Company contained in this Agreement are accurate as of the date of this Agreement and will be accurate as of the Closing Date, in all respects, except where the failure of such representations would not have a Material Adverse Effect. The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

(b) Parent Cash Balance. As of the Closing Parent shall have a minimum cash balance in one or more of its bank accounts of at least $1,000,000 in excess of the payments required to be made by Parent under this Agreement and the transactions contemplated hereby.

7.3 Additional Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a) Representations and Compliance. The representations of Parent, Merger Sub I and Merger Sub II contained in this Agreement are accurate as of the date of this Agreement and will be accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Parent, Merger Sub I and Merger Sub II, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Effective Date.

(b) Consents and Approvals. Parent, Merger Sub I and Merger Sub II shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Parent, Merger Sub I or Merger Sub II’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Parent or any license, franchise or permit of or affecting Parent.

(c) Parent Cash Balance. Parent shall have delivered to the Company sufficient documentary proof acceptable to the Company that as of the Closing Parent has a minimum cash balance in one or more of its bank accounts of at least $1,000,000 in excess of the payments required to be made by Parent under this Agreement and the transactions contemplated hereby.

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TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Date:

(a) by mutual consent of the Company and Parent, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b) by Parent, if Parent, Merger Sub I and Merger Sub II are not in material breach of any of their respective obligations under this Agreement: (i) on February 28, 2015, if the condition set forth in Section 7.2(b) has not been satisfied, or (ii) in the event of a material breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement, such that the condition set forth in Section 7.2(a) would not be satisfied, and such breach has not been cured within twenty (20) days after written notice thereof has been provided to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured and in no event shall the cure period extend beyond the “End Date”, defined below;

(c) by the Company, if the Company is not in material breach of any of its obligations under this Agreement: (i) on February 28, 2015, if the condition set forth in Section 7.3(c) has not been satisfied, or (ii) in the event of a material breach of any representation, warranty, covenant or agreement of Parent, Merger Sub I and Merger Sub II set forth in this Agreement, and such breach has not been cured within twenty (20) days after written notice thereof has been provided to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured and in no event shall the cure period extend beyond the End Date;

(d) by either the Company or Parent if the Closing has not occurred on or before February 28, 2015 or such later date as the Company and Parent may mutually agree upon in writing (the “End Date”).

8.2 Termination Fee. If the Parent is unable to meet the conditions of Section 7.2(b) by the End Date, then the Parent shall pay to the Company a termination fee equal to 3% of the value of the Merger Consideration (assuming it would otherwise be paid out in full at the Closing and valuing the shares of Series D Preferred Stock at the Stated Value (as defined in the Certificate of Designation of the Series D Preferred Stock)), less any payments made by Parent to the Company for legal expenses, which shall be payable as follows: $30,000 shall be payable by wire transfer of immediately available funds to an account specified by the Company, and the remaining amount shall be payable in Parent Common Stock based on the average closing price of the Parent Common Stock (as reported on the OTC BB) for the 10 consecutive trading days ending on the last trading day immediately prior to the End Date.

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INDEMNIFICATION

9.1 Survival of Representations and Warranties. If the Closing occurs, all of the representations and warranties contained in ARTICLE III and ARTICLE IV of this Agreement shall survive until the first anniversary of the Closing of this Agreement at which time liability therefor shall cease (the “Indemnification Termination Date”). The termination of any representation and warranty shall not affect any claim for breaches of representations or warranties (and the breaching Party shall continue to be liable therefor) if written notice thereof is given to the breaching Party or Parties on or prior to such Indemnification Termination Date.

9.2 Indemnification.

(a) General. Subject to the terms and conditions contained herein, the Company and the Shorai Shareholders (the “Company Indemnifying Parties”) shall severally (according to each such Shorai Shareholder’s pro rata portion of the Company Common Stock) and not jointly indemnify, defend and hold harmless Parent, Merger Sub I and Merger Sub II, their respective officers, directors, employees and attorneys, all subsidiaries and affiliates thereof and their respective officers, directors, employees and attorneys of such entities (all such persons and entities sometimes being collectively referred to as the “Parent Indemnified Parties”) from, against, for and in respect of any Losses (as defined below) to the extent caused by or arising out of any inaccuracy in or breach of any of the representations, warranties or covenants made by the Company and/or the Shorai Shareholders in this Agreement. Similarly, and also subject to the terms and conditions contained herein, the Parent, Merger Sub I and Merger Sub II, jointly and severally (the “Parent Indemnifying Parties” and together with the Company Indemnifying Parties the “Indemnifying Parties”) shall jointly and severally indemnify, defend and hold harmless the Shorai Shareholders, their advisors, attorneys and consultants (all such persons and entities being collectively referred to as the “Company Indemnified Parties” and together with the Parent Indemnified Parties, the “Indemnified Parties”) from, against, for, and in respect of, any Losses (as defined below) to the extent caused by or arising out of any inaccuracy in or breach of any of the representations, warranties or covenants made by Parent, Merger Sub I or Merger Sub II in this Agreement.

(b) Losses. In this Agreement, the term “Losses” shall refer to any damages (excluding in all cases, consequential, indirect, special, speculative or punitive damages), claim, demand, settlement, judgment, award, fine, penalty, Tax, costs (including costs of investigation) and expenses (including reasonable legal fees and expenses, whether relating to a third-party claim, an action by an Indemnified Party to enforce its rights under the Agreement or any other action, proceeding or claim), injury, decline or diminution in value, lost opportunity, lost profits, liability (contingent or otherwise) that any Indemnified Party may sustain or incur.

(c) Basket. The Indemnifying Parties shall not be required to indemnify any Indemnified Party pursuant to Section 9.2(a) until such time as the total amount of all Losses subject to indemnification under this Section 9.2 exceeds $25,000 in the aggregate. If the total

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amount of such Losses exceeds $25,000 in the aggregate, then the Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Losses, and not merely the portion of such Losses exceeding $25,000, subject to the other limitations contained in this Agreement (including the remainder of this Section 9.2.

(d) Duty to Mitigate. Each Indemnified Party shall use its best efforts to mitigate any Losses subject to indemnification obligations under this Agreement (including, in the case of Losses resulting from intellectual property infringement, through the license of intellectual property or through the design and implementation of intellectual property that does not so infringe).

(e) Insurance. Each Indemnified Party shall use commercially reasonable efforts to seek recovery under any insurance policy or similar instrument that would reasonably be expected to be available for reimbursement of any Losses prior to seeking indemnification pursuant to this Article IX, and the amount of such Losses shall be reduced by the amount actually recovered. If any Indemnified Party fails to pursue recoveries under any “incurrence” based insurance policies or other collateral sources, then the Indemnifying Parties shall have the right of subrogation to pursue such insurance policies or other collateral sources and may take any reasonable actions necessary to pursue such rights of subrogation in its name or the name of the Person from whom subrogation is obtained. Each Indemnified Party shall reasonably cooperate, and cause its representatives to reasonably cooperate, with the Indemnifying Party to pursue any such subrogation claim.

9.3 Indemnification Period. The indemnification period shall terminate on the Indemnification Termination Date.

9.4 A Party’s Claims for Indemnification.

(a) If an Indemnified Party becomes aware of any Losses for which it will seek indemnification, the Indemnified Party shall deliver to the Indemnifying Party, on or before the Termination Date, a certificate signed by any officer of the Indemnified Party or, if an individual as in the case of a Shorai Shareholder, individually signed (an “Indemnified Party’s Certificate”) stating that with respect to the indemnification obligations set forth in Section 9.2, Losses exist and specifying in reasonable detail the individual items of such Losses included in the amount so stated, the date each such item was paid, properly accrued or arose, the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related and an estimate of attorney’s fees and expenses necessary to conclude the matter. Any failure to notify the Indemnifying Party will not relieve the Indemnifying Parties of any liability that the Indemnifying Parties may have to any Indemnified Party, except to the extent that the Indemnifying Parties demonstrate that the defense of such action is prejudiced by the Indemnified Party’s failure to give such notice.

(b) The Indemnifying Party may object to the claim in the Indemnified Party’s Certificate by delivery to the Indemnified Party notice of such objection in writing within thirty

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(30) calendar days of the delivery of the Indemnified Party’s Certificate to the Indemnifying Party. In case the Indemnifying Party shall so object in writing to any claim or claims by the Indemnified Party made in any Indemnified Party’s Certificate, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party. If after such thirty (30) day period there remains a dispute as to any claims, the Indemnifying Party and the indemnified Party shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both.

(c) If no agreement can be reached after good faith negotiation between the parties pursuant to Section 9.4(b), either the indemnifying Party or the Indemnified Party may commence an action in accordance with Section 10.11.

9.5 Challenge of Third Party Claims.

(a) Promptly after receipt by an Indemnified Party of notice of the assertion or commencement by any third person or entity of any claim, investigation, proceeding or action with respect to which any Indemnifying Party may become obligated to indemnify, hold harmless, compensate or reimburse an Indemnified Party pursuant to this ARTICLE IX, an Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Article, give notice to the Indemnifying Party of the commencement of such claim (a “Third Party Claim Notice”), but the failure to notify the Indemnifying Party will not relieve the Indemnifying Parties of any liability that the Indemnifying Parties may have to any Indemnified Party, except to the extent that the Indemnifying Parties demonstrate that the defense of such action is prejudiced by the Indemnified Party’s failure to give such notice.

(b) The Indemnifying Party may elect to participate with the Indemnified Party to challenge any claims that are asserted by a third party for which the Indemnified Party has delivered a Third Party Claim Notice to the Indemnifying Party. The Indemnifying Parties shall be liable for all costs incurred by the Indemnified Party in connection with any such challenge. In addition, the Indemnifying Parties must use counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party elects to participate, the Indemnifying Party must deliver a notice to the Indemnified Party within twenty (20) calendar days of the receipt of the Third Party Claim Notice. The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any third party claims or consent to entry of any judgment. The indemnified Party shall consult with the Indemnifying Party with respect to any claims asserted by a third party, and will inform the Indemnifying Party of all material developments with respect to such claims, but the Indemnified Party shall have the right in its sole discretion to settle any claim.

(c) For all purposes of this ARTICLE IX and except in cases of fraud (1) recovery under this Article IX shall be the parties’ sole and exclusive remedy for any and all claims that may arise under this Agreement and (2) any claim or claims made pursuant to the

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indemnification provisions hereof shall be limited and restricted as follows: in the event the Parent, Merger Sub I and/or Merger Sub II is the Indemnified Party hereunder, any and all claims, judgments or assessments recoverable against the Company and/or the Shorai Shareholders shall be limited to exclusively cancelling up to a maximum thirty (30%) percent, or 132,000 shares of the 440,000 issued Series D Preferred Shares (such reduction to be applied pro rata based on the number of shares of the Series D Preferred Shares held by each Shorai Shareholder); similarly, in the event that one or more of the Shorai Shareholders are Indemnified Parties hereunder, any and all claims , judgments and assessments recoverable against the Parent, Merger Sub I and/or Merger Sub II, whether individually or collectively made by one or more of the Shorai Shareholders for breaches of representations or warranties shall be limited to receiving up to a maximum additional 132,000 shares of Series D Preferred Stock, distributed on a prorated basis to claim amounts.

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by facsimile (with electronic confirmation of delivery), by overnight delivery service for next business day delivery, or by registered or certified mail (return receipt requested), in each case with delivery charges prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to the Company or        Shorai, Inc.

A Shorai Shareholder:     16020 Caputo Dr. Ste 100

Morgan Hill, CA 95037

Facsimile: ________________

Telephone: _______________

Attn: David Radford

If to Parent or Merger     Neah Power Systems, Inc.

Subs:                                 22118 20TH Avenue. SE,

Suite 142

Bothell, Washington 98021

Facsimile: ____________________

Telephone: 425-424-3324

Attn: Chris D’Couto

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; (i) if delivered by registered or certified mail (return receipt requested), when receipt acknowledged; or (ii) if sent by facsimile, on the day of transmission or, if that day is not a business day, on the next business day; and the next business day delivery after being timely delivered to a recognized overnight delivery service.

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10.2 No Survival. Except as set forth in Article IX, none of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

10.4 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

10.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

10.6 Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

10.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

10.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email

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of a PDF, which facsimile or PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

10.9 Third Party Beneficiaries. Each party hereto intends that this Agreement, except as expressly provided herein, shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

10.10 Governing Law. This Agreement is governed by the internal laws of the State of Nevada without regard to such State’s principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

10.11 Exclusive Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought exclusively against any of the parties in the Superior Court, King County, City of Seattle, State of Washington, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Washington, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.1. Nothing in this Section 10.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

10.12 Disclosure in Schedules. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto with respect to any Section hereof in such a way as to make its relevance to the information called for by another Section hereof or any other Schedule, as the case may be, reasonably apparent, such matter shall be deemed to have been disclosed in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that each of Parent and the Company hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections of this Agreement and Schedules hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

SHORAI, INC.

By: _________________________________

Name: David Radford

Title: Chief Executive Officer

SHORAI SHAREHOLDERS ______________________________________ David Radford ______________________________________ Kevin Riley ______________________________________ James McCormick
NEAH POWER SYSTEMS, INC. By: _________________________________ Name: Gerard D’Couto Title: Chief Executive Officer

NEAH MERGER CORP.

By: _________________________________

Name: Gerard D’Couto

Title: Chief Executive Officer

NEAH MERGER CORP. II

By: _________________________________

Name: Gerard D’Couto

Title: Chief Executive Officer

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EXHIBITS

Exhibit A - Form of Voting Agreement

Exhibit B - Form of Employment Agreement

Exhibit C – Copy of Certificate of Designation for Parent’s Series D Preferred Stock

Schedule A - Shorai Shareholders

Schedule B-1 - Certificate of Merger

Schedule B-2 - Certificate of Merger

Schedule C - Company Disclosure Schedule

Schedule D - Parent and Merger Subs Disclosure Schedule

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